Exhibit 99.1

For Immediate Release

EnergySolutions Announces New Chief Financial Officer

Salt Lake City, Utah, – November 30, 2009 – EnergySolutions, Inc. (NYSE: ES) a leading provider of services to the global nuclear industry announced today that Philip O. Strawbridge, its Chief Financial Officer, is resigning from the company effective December 31, 2009 to pursue personal business interests.

Mr. Strawbridge, who played a key role in the company’s initial public offering and has been instrumental in integrating the nine companies brought together since 2005 to provide EnergySolutions’ broad range of global nuclear services, will be succeeded as Chief Financial Officer by Mark C. McBride, the company’s current Senior Vice President and Corporate Controller.

“Philip brought a wealth of nuclear industry experience to the executive management group and has provided expert guidance and judgment in the critical early years of the company,” said Steve Creamer, CEO and Chairman of EnergySolutions.  “We have great confidence in Mark, who has been heavily involved with all financial matters for the company and has been primarily responsible for EnergySolutions’ accounting and financial reporting activities as a publicly traded company.”

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, processing, recycling, and disposition of nuclear waste, and research and engineering services across the nuclear fuel cycle.

Statements in this news release may contain forward-looking statements that involve risks and uncertainties.  Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact.  Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements.

For more information please contact Mark Walker at 801-649-2194 or mwalker@energysolutions.com

423 West 300 South, Suite 200 • Salt Lake City, Utah 84101
801.649.2000 • Fax: 801.321.0453 • www.energysolutions.com